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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                         ---------------------------------


                                 Date of Report

                                December 17, 2002
                     (Date of earliest event reported)


                           BankAtlantic Bancorp, Inc.
              (Exact name of registrant as specified in its Charter)


                 Florida                              34-027228
--------------------------------------       -----------------------------
    (State of other jurisdiction or            (Commission File Number)
     incorporation or organization)



        1750 East Sunrise Blvd.
        Ft. Lauderdale, Florida                        33304
--------------------------------------       -----------------------------
(Address of principal executive offices)              (Zip Code)

                                   65-0507804
                     --------------------------------------
                        (IRS Employer Identification No.)




                                 (954) 760-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)






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Item 5.  Other Events

        On December 17, 2002, BankAtlantic Bancorp, Inc. issued a press release announcing the sale of an aggregate of $65 million of trust preferred securities in three separate private transactions in December 2002. The net proceeds of approximately $63 million will be primarily used to retire the Company's 9.5% trust preferred securities and the Company's 9% subordinated debentures. On December 20, 2002, the Company issued a press release announcing the redemption on January 21, 2003 of all of the $31.1 million outstanding 9.5% trust preferred securities and on January 24, 2003 of all of the $21.0 million outstanding 9.0% subordinated debentures. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2.


Item 7.       Financial Statements and Exhibits


     (c)      Exhibits

              99.1       Press Release dated December 17, 2002.

              99.2       Press Release dated December 20, 2002.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      BANKATLANTIC BANCORP, INC.

                                                      By: /s/ JAMES A. WHITE
                                                      -------------------------
                                                         James A. White
                                                     Executive Vice President
                                                     - Chief Financial Officer


Dated: December 23, 2002




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                                  EXHIBIT INDEX


Exhibit         Description
-------         -----------

99.1            Press Release dated December 17, 2002.

99.2            Press Release dated December 20, 2002.